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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Filings No. 33-29658, 33-36430, 33-59733 and 33-95827) of
Cash America International, Inc. of our report dated January 27, 2000 relating to the financial statements of Cash America International, Inc., which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report dated January 27, 2000 relating to the financial statement schedule, which appears in this Form 10-K/A.


PRICEWATERHOUSECOOPERS LLP




Fort Worth, Texas
July 7, 2000